UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2015

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16753 (Commission File Number)	06-1500476 (I.R.S. Employer Identification No.)

12400 High Bluff Drive; Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Entry into a Material Definitive Agreement.

On January 7, 2015, AMN Healthcare, Inc., a Nevada corporation (“AMN”), a wholly owned subsidiary of AMN Healthcare Services, Inc., a Delaware corporation (the “Company”), completed its acquisition of Onward Healthcare, Inc., a Delaware corporation (“OH”), through a reverse merger pursuant to which its wholly owned subsidiary, Terrell Acquisition Corp., a Delaware corporation, merged with and into OH, with OH continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, OH became a wholly owned subsidiary of AMN, and OH’s wholly owned subsidiaries, Locum Leaders, Inc. and Medefis, Inc., became indirect wholly owned subsidiaries of AMN.

AMN acquired OH from OGH, LLC for a base purchase price of $82.5 million in cash. To finance the acquisition, AMN utilized the revolving credit facility under its Credit Agreement dated April 18, 2014, under which SunTrust Bank is the Administrative Agent and several other lenders participate.

Item 8.01.	Other Events.

On January 9, 2015, AMN issued a press release announcing that it had completed the acquisition of OH. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

2.1    Agreement and Plan of Merger dated as of December 16, 2014 by and among Onward Healthcare, Inc., AMN Healthcare, Inc., Terrell Acquisition Corp., and OGH, LLC.*

99.1    Press Release dated January 9, 2015.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

Date: January 9, 2015	By:	/s/ Susan Salka
Susan Salka
President and Chief Executive Officer